UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 24, 2022
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2022, Upland Software, Inc. (“Upland”) issued a press release (the “Press Release”) announcing its financial results for the quarter and full year ended December 31, 2021. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events
In addition, in the Press Release, Upland also announced the completion of its acquisition of BA-Insight, Inc., a Delaware corporation (“BA”), pursuant to an Agreement and Plan of Merger dated February 22, 2022 (“Merger Agreement”), by and among Upland, Brontes Acquisition Corporation (“Merger Sub”) and Fortis Advisors LLC, in its capacity as a representative of the Stockholders. Pursuant to the Merger Agreement and the Delaware General Corporation Law, Merger Sub merged with and into BA with BA continuing as the surviving company of the Merger and a wholly owned subsidiary of Upland.

The purchase price paid for Brontes was $33.4 million in cash at closing (net of cash acquired) and a $0.6 million cash holdback payable within 15 months (subject to indemnification claims).

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release entitled "Upland Software Reports Fourth Quarter and Full Year 2021 Financial Results and Announces Acquisition of BA-Insight" dated February 24, 2022
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill
EVP, Chief Legal Officer and Secretary
Date: February 24, 2022